UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2018

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Redemption of Debentures and Trust Preferred Securities

On March 28, 2018, Auburn National Bancorporation, Inc. (the “Company”) submitted a redemption notice to Wilmington Trust Corporation, as Trustee (“Trustee”) of Auburn National Bancorporation Capital Trust 1 (the “Trust”), notifying the Trustee of the Company’s intent to redeem in whole on April 27, 2018 (the “Redemption Date”) all issued and outstanding junior subordinated debentures (the “Debentures”) held by the Trust pursuant to the Junior Subordinated Indenture dated November 4, 2003 between the Company and the Trustee. The redemption price was $7,217,000, plus accrued and unpaid interest.

Redemption of the Debentures resulted in the Trust’s redemption in whole on the Redemption Date of its outstanding floating rate trust preferred securities in the aggregate liquidation amount of $7,000,000 (CUSIP 050466AA9), plus accrued and unpaid distributions and its Capital Securities in the aggregate liquidation amount of $217,000. The trust preferred securities carried a floating interest rate and mature on December 31, 2033.

On April 27, 2018, Company issued a press release announcing the completion of the redemption.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated April 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC. (Registrant)

/s/ Robert W. Dumas
Robert W. Dumas
President and Chief Executive Officer

Date: April 27, 2018